Exhibit 10.1

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (“Agreement”) is dated as of September 27, 2016 by and between Dawn H. Robertson (“Executive”) and Stein Mart, Inc., a Florida corporation (the “Company”). The Company and Executive are hereinafter collectively referred to as the “parties.” Provided the Executive has not revoked this Agreement, it is effective the eighth day after Executive signs it (the “Effective Date”).

RECITALS

Executive is employed by Stein Mart pursuant to the “Dawn H. Robertson AGREEMENT WITH STEIN MART, INC.” dated March 12, 2016 (the “Employment Agreement”), a copy of which is attached as Exhibit A to this Agreement and is specifically incorporated into this Agreement as if originally written herein.

Executive’s Commencement Date of employment with Stein Mart is March 14, 2016.

Executive is a party to the STEIN MART, INC. 2001 OMNIBUS PLAN EQUITY GRANT AGREEMENT FOR KEY EMPLOYEES dated March 14, 2016 (the “Grant Agreement”), a copy of which is attached as Exhibit B to this Agreement and is specifically incorporated into this Agreement as if originally written herein.

Executive resigned her employment with Stein Mart for “Good Reason” on September 27, 2016. In exchange for and as consideration of Executive signing this Agreement and not revoking it, the Board of Directors of Stein Mart has agreed that Executive’s resignation is for “Good Reason.”

Executive and the Company desire to resolve all differences arising out of or from Executive’s employment and the termination of Executive’s employment, by providing for, among other things, a mutual waiver and release of claims by Executive and the Company.

Now therefore, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

TERMS

1.    Recitals. The Recitals are true and correct and are incorporated into this Agreement.

2.    Resignation Date. Provided that Executive signs this Agreement and does not revoke it, the Board of Directors of the Company accepts Executive’s decision to resign for “Good Reason” as defined in Section 2 of the Employment Agreement and waives the cure period under the Employment Agreement with regard thereto. The resignations shall be effective as of September 27, 2016 (the “Resignation Date”). Pursuant to Section 5(g) of the Employment

Agreement, Executive shall automatically cease to be an officer and/or director of the Company and its affiliates as of her date of resignation of employment.

3.    Purpose of this Agreement. This Agreement sets forth the terms and conditions regarding the Executive’s resignation from employment with the Company. Furthermore, Executive recognizes and agrees that this Agreement sets forth all consideration and/or compensation to which Executive is entitled in connection with Executive’s employment with the Company and the Executive’s resignation thereof, and that, except as specifically set forth herein, Executive has no right to any further compensation and/or consideration from the Company. No revision or modification hereof shall be binding unless the same is in writing and signed by both parties. In the event of a conflict between this Agreement and the Employment Agreement or the Grant Agreement, the terms of this Agreement shall control.

4.    Consideration. Provided that Executive signs this Agreement and does not revoke it, the Company agrees to provide certain payments and benefits to Executive pursuant to the terms and conditions set forth below:

a.    Executive shall receive the compensation and/or benefits specified in Section 5(b)(ii) of the Employment Agreement. For purpose of ease of reference only, Section 5(b)(ii) provides:

If such termination occurs after the first six (6) months following the Commencement Date, but before the first anniversary of the Commencement Date, the Company shall pay or provide Executive (a) one hundred percent (100%) of her current total Annual Base Salary as specified in Section 4(a) (subject to such withholdings as required by law) in periodic payments (consistent with the payroll periods then in effect) for twelve (12) months following the Termination Date, beginning on the first payroll date following the Termination Date, (B) the Continuation Period Benefits, (C) the Pro-Rata LTIP, provided that with respect to the LTIP relating to the performance period beginning in 2016, Executive shall be credited with two additional years of service credit for purposes of determining the amount of Pro-Rata LTIP Executive is entitled to received, (D) the Pro-Rata Annual Bonus for the year in which the Termination Date occurs and (E) Executive shall become vested in a pro-rata portion of the first installment of the Initial Grant Option based on the number of days elapsed between the Commencement Date and the Termination Date.

b.    Executive shall receive the Accrued Benefits and on the payment schedule specified in Section 2 of the Employment Agreement.

c.    If currently enrolled, Executive shall continue to receive life, accident, disability, and long-term care insurance coverage through the Termination Date, and medical, dental, vision and flex spending account benefits through the last day of the month of the date of termination of Executive’s employment. Thereafter, Executive will be eligible for continued group health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”). This coverage can be continued for up to a maximum of eighteen (18) months, following Executive’s termination date, at 102% of the full group premiums, payable by Executive. In addition, Executive shall have the opportunity to continue Executive’s life insurance coverage by paying the full premiums for such coverage.

d.    Executive shall remain entitled to indemnification and directors and officers insurance coverage per Section 4(h) of the Employment Agreement.

e.    Executive acknowledges that some or all of the consideration paid pursuant to this Agreement is more than Executive would otherwise be legally entitled to receive and that such consideration is adequate consideration for the agreements and covenants contained herein.

f.    The payments to be provided to Executive shall begin to be paid on the first payroll date following the Resignation Date. In the event Executive does not sign this Agreement or revokes this Agreement, Executive will repay amounts paid by the Company prior thereto.

5.    Exercise of Option; Vesting. Executive’s vesting of Options and exercise thereof shall be controlled by Section 3(c) of the Grant Agreement and Section 5(b)(ii) of the Employment Agreement as specified in ¶ 4(a) above.

6.    Survival of Post-Termination Obligations. Executive and the Company expressly acknowledge that the Employment Agreement has obligations which survive beyond the Termination Date. These include but are not limited to Section 4(h), 6 and 7. Executive agrees to comply with these provisions. Company agrees to comply with Section 4(h) (relating to indemnification).

7.    Non-Disparagement. Company shall make disclosures required by the Securities and Exchange Commission regarding Executive’s resignation. Thereafter, Executive and the Company agree that for two (2) years neither will make any oral or written statements or communications that disparage Executive or the Company, its officers, directors, employees, attorneys and agents, or that otherwise impugn or are reasonably likely to impugn the reputation of Executive or the Company, its officers, directors, employees, attorneys and agents and which statement(s) has a tendency to harm its reputation by lowering it in the estimation of the community or deterring others from associating or dealing with it, unless required by law. This includes but is not limited to statements in print, broadcast, electronic or social media of any kind. The foregoing shall not be violated by testimony in compliance with legal process, actions to enforce this Agreement, rebuttal of statements made by others or normal competitive-type statements. A breach of this provision shall not affect the obligations of the parties hereunder.

8.    No Claim for Additional Compensation or Injury. Executive agrees that Executive has been paid all amounts owed to Executive under the Fair Labor Standards Act (“FLSA”), that Executive has received all FMLA leave to which Executive is entitled and that none of Executive’s rights under the FLSA and FMLA have been violated. Executive also represents that Executive is not aware of any conduct that Executive believes would constitute fraud, any accounting or financial improprieties, or any conduct that would be unlawful under Sarbanes-Oxley, Dodd-Frank, or any other similar statute or Company policy. Executive agrees that Executive has not suffered any on the job injury for which Executive has not already filed a claim.

9.    Release and Waiver of Claims. In exchange for the Company’s execution of this Agreement and Executive’s receipt of the consideration set forth in Paragraph 2 and Executive’s release herein, Executive and the Company, respectively, agree to and hereby do release and discharge the Company and its parent, subsidiary and affiliated companies, and their respective owners, agents, employees, directors, officers and all their predecessors, successors and assigns (“Stein Mart Related Parties”), and Executive and her heirs, from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which the party has, ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date of this Agreement, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and the termination thereof; provided that Executive does not waive any nonwaivable claims for whistleblowing, unemployment compensation or workers’ compensation benefits, if applicable. Included within the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Family Medical Leave Act of 1993, as amended (“FMLA”), or the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or the Worker Adjustment and Retraining Notification Act of 1989, as amended, or the Executive Retirement Income Security Act, or the Americans with Disabilities Act, as amended, Sarbanes-Oxley, Dodd-Frank and any waivable laws governing whistle-blowing or retaliation, or any other federal, state or local civil rights or employment law and/or contract or tort law. This includes but is not limited to the Florida Civil Rights Act of 1992, the Florida Private Sector Whistleblowing law, Florida laws related to wage payment (F.S. §448.08), Florida Equal Pay Law, Florida Minimum Wage Act, and laws related to worker compensation retaliation (F.S. §440.205). Executive does not waive claims under workers’ compensation laws (except for F.S. §440.205), unemployment compensation or reeemployment assistance or that may arise after the date this Agreement is executed. This release also covers and includes claims for breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages, and any claim for attorney’s fees, costs, disbursements and/or the like. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT RELEASES ALL CLAIMS BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE OF THIS AGREEMENT, EVEN IF EXECUTIVE DOES NOT, AT THE TIME EXECUTIVE SIGNS THIS AGREEMENT, HAVE KNOWLEDGE OF THOSE FACTS OR OMISSIONS. Executive does not waive any rights to indemnification or directors and officers liability insurance coverage.

10.    Challenge to Enforceability. The parties agree not to challenge the enforceability of any provision of this Agreement in any court of competent jurisdiction or arbitration, except as to validity under the ADEA. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. Nothing in this Agreement shall prevent Executive’s participation in any legal proceedings against the Company or any Stein Mart Related Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the EEOC or other governmental agencies; provided, however, that this Agreement shall prevent Executive from receiving any monetary or financial damages or recoveries from the Company or any Stein Mart Related Party or reinstatement with the Company in connection with any such proceedings or investigations which is not based on recovering or receiving an award paid by a Government Agency. Executive represents that Executive has not filed or asserted any claims whatsoever against the Company or any Stein Mart Related Party. Executive represents that Executive is not aware of any conduct by the Company or any Stein Mart Related Party that may violate any federal, state or local law, rule or regulation.

11.    Defend Trade Secrets Act Disclaimer.

a.    Nothing in this Agreement is intended to discourage or restrict Executive from reporting any theft of Trade Secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of Trade Secrets, so long as any such disclosure is made either (i) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding.

b.    If Executive believes that any employee or any third party has misappropriated or improperly used or disclosed Trade Secrets or Confidential Information, Executive should report such activity to the Company’s General Counsel. This Agreement is in addition to and not in lieu of any obligations to protect the Company’s Trade Secrets and Confidential Information which otherwise exist. Nothing in this Agreement shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law.

12.    No Admission of Liability. By entering into this Agreement, the Company does not admit or acknowledge that any conduct of the Company or any of its officers, directors, consultants, employees, agents, or attorneys were in any improper, wrongful, or unlawful. This Agreement does not constitute and shall not be construed as an admission by the Company of any liability or wrongdoing, or as a violation of any federal, state or local law, regulation or ordinance and, to the contrary, any such interpretation is specifically denied. Executive agrees that neither this Agreement nor the furnishing of any of the consideration paid under this Agreement shall be deemed or construed at any time for any purpose as an admission by

Company of any liability, unlawful conduct or violation of any laws identified in paragraph 9 herein. This Agreement shall be inadmissible in any proceeding (judicial, administrative or otherwise) except in a proceeding to enforce the terms and conditions of this Agreement.

13.    Governing Law. Florida law shall govern this Agreement. The parties agree that any action to enforce this Agreement shall be governed by the provisions of Section 7(h) of the Employment Agreement.

14.    Legal Fees. In the event of any controversy arising under or relating to the interpretation or implementation of this Agreement, or the breach thereof, each party shall bear its own legal fees.

15.    Entire Agreement. This Agreement incorporates the entire understanding among the parties with respect to the subject matter hereof. In reaching the agreements in this Agreement, neither party has relied upon any representation or promise, oral or written, except those set forth herein. This Agreement has been duly authorized by the parties, and duly executed on behalf of each party by the duly authorized officers or principals and in the manner required by all laws and regulations applicable to each such entity. Notwithstanding, the provisions of the Employment Agreement and the Grant Agreement are incorporated into this Agreement and remain in force and effect as if originally written herein.

16.    Counterpart Signatures. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

17.    Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party identified herein, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Company may assign this Agreement to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or assets of the Company.

18.    Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful. To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the parties as originally expressed herein.

19.    Voluntary Execution. Executive represents that Executive has read this Agreement in its entirety and that Executive has had the opportunity to consult with legal counsel prior to signing this Agreement, and that Executive is fully aware of its contents and of its legal effect. Executive signs this Agreement of Executive’s own free will and act, without any legal reservations, duress, coercion or undue influence, and it is Executive’s intention that Executive be legally bound hereby.

20.    Period to Consider and Revoke. Executive acknowledges that Executive was offered the opportunity to consider this Agreement for a period of twenty-one (21) days from the time Executive received it on September 27, 2016 and is hereby advised to review it with an attorney of Executive’s choice. This Agreement does not become effective until seven (7) days after the date Executive signs this Agreement and provides the Company with an original thereof. Executive can revoke the Agreement at any time during that seven-day period.

21.    Acceptance and/or Revocation. Executive may accept this Agreement by signing it and returning it to the individual and address specified in Section 7(a) of the Employment Agreement. Executive may exercise her right to revoke her decision by sending a written notice of revocation to the individual and address specified in Section 7(a) of the Employment Agreement by no later than the last day of the Revocation Period.

(The next page is the signature page.)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

STEIN MART

By:     /s/ D. H. Hawkins

Name: D. Hunt Hawkins

Its:      Chief Executive Officer

Date:  September 27, 2016

EXECUTIVE:

/s/ Dawn H. Robertson

Dawn H. Robertson, Individually

Date: September 28, 2016

[Signature Page to Separation Agreement]